RYTHE

Unified Smart Sensing for Unprecedented Insights & Security.

Rythe: Unlocking Physical Space Intelligence

What it is: Rythe is the **first unified smart sensor ecosystem** designed to bring comprehensive clarity to any physical environment.

How it creates value:

- We combine **video, audio, and invisible RF signals** to reveal patterns and insights previously missed by traditional systems.
- This transforms fragmented, raw data into **actionable intelligence** for both optimizing operations and enhancing security.

The Impact: Turning your physical spaces into data-rich environments, allowing for smarter decisions, improved efficiency, and proactive protection.

Powerful Security & Intelligence Applications

Proactive Physical Security:

- Precise detection and localization of intruders, specific events (e.g., glass breaking, unauthorized gatherings).
- Identification of unauthorized electronic devices (IoT, WAPs, phones, bugs) in sensitive areas.

Actionable Intelligence:

- We generate rich, contextual metadata for your timelines, making it effortless to find specific events, analyze complex behaviors, and reliably track individuals across vast periods. This vastly simplifies post-incident review and analysis.

High-Stakes Use Cases:

- The same foundational technology offers **critical capabilities for intelligence and military applications**, enabling comprehensive situational awareness in high-risk environments.

Transforming Operations & Customer Experiences

Retail & Commercial Analytics:

- **Customer Journey Mapping:** Track anonymous customer flow, dwell times, and engagement hotspots to optimize store layouts and merchandising.
- **Personalized Experiences:** (When opted-in and anonymized) understand preferences to tailor in-store promotions.
- **Staffing Optimization:** Dynamically adjust staffing based on real-time customer density and queue lengths.
- **Loss Prevention:** Identify unusual patterns that indicate potential theft or fraud with higher confidence.
- **Incident Response**: Locate events in Real Time and dispatch personnel to incidents, collect evidence of people involved

Space Optimization (Offices, Campuses): Understand how spaces are utilized, optimize resource allocation, and enhance efficiency.
Industrial Efficiency: Monitor workflow patterns, asset utilization, and human-machine interaction for process optimization.

Augmented reality

Beyond the Screen: Rythe's precise understanding of physical space is the perfect foundation for next-generation Augmented Reality (AR) experiences.

How We Enable AR:

- **Precise Indoor Tracking:** Our multi-modal sensor fusion (Video, Audio, RF AoA) provides highly accurate, low-latency indoor location data for AR headsets/devices – far exceeding basic Wi-Fi/Bluetooth RSSI.
- **Robustness & Persistence:** Our external sensor network acts as a global anchor for AR systems, overcoming drift and ensuring seamless, persistent AR experiences across large spaces.
- **Contextual Overlays:** Beyond just location, Rythe can provide AR services with real-time context on user activity, object interaction, and environmental status.

Transforming Industries:

- **Retail:** Interactive product information overlays, virtual try-ons.
- **Industrial:** Step-by-step maintenance guides overlaid on machinery.
- **Navigation:** Intuitive AR wayfinding in complex buildings (airports, hospitals, cruise ships).
- **Training:** Immersive training simulations with real-world precision.

The Future: Positioning Rythe as the critical infrastructure for successful AR adoption in enterprise.

Core Differentiators

Unrivaled Multi-Dimensional Intelligence: Fuses video, audio, and RF for insights no other integrated system provides.

Enterprise-Grade Performance & Scalability: Delivering robust, reliable insights across large and complex environments.

Privacy by Design: Engineered with built-in encryption, anonymization, and granular data controls, building trust from the ground up for broad market adoption.

Dual-Use Value: Maximizing ROI by serving both operational intelligence and high-stakes security needs with a single platform.

Democratizing Advanced Technology: Bringing capabilities previously reserved for specialized agencies to a much broader commercial and governmental market.

Market

Physical Security: A foundational market, valued at **~$158 Billion in 2025**, projected for continued growth. Our system enhances traditional security with unparalleled intelligence.

Retail Analytics: A rapidly expanding market, projected to reach **~$15 Billion in 2025** and over **$68 Billion by 2035** (17-20% CAGR). Rythe offers unique insights into customer behavior and store optimization.

IoT Security: Critical for connected environments, valued at **~$45 Billion in 2025** and expected to soar to **$380 Billion by 2034** (26-27% CAGR). Rythe's RF capabilities are central to securing this expanding landscape.

Smart Home Security: A significant consumer market, projected at **~$40 Billion in 2025**, growing to **$145 Billion by 2034** (15% CAGR).

Rythe's Uniqueness: We span and elevate these high-growth sectors by offering a single, integrated solution for both security and operational intelligence, capturing value across previously siloed markets.

How Rythe Works: Our Smart Ecosystem in Action

Smart Sensor Hubs: Our discreet, all-in-one devices are strategically placed, continuously gathering video, audio, and vital RF data. Each hub is powered by **edge AI** for intelligent, real-time processing right at the source.

Unveiling the Invisible: The **radio signals that constantly surround us represent a hidden layer of information, largely untapped.** These signals have a **strong, often overlooked, connection to physical space** – revealing device presence, density, and movement patterns.

Mobile Intelligence: Security personnel or employees carry a simple mobile app that passively scans for RF signals, turning their smartphones into dynamic "scouts" that expand our observational network.

Central Brain: All this multi-dimensional data flows into our central intelligent fusion platform, where it's correlated and analyzed to deliver a complete, real-time picture of any physical environment.

The Outcome: An integrated, living map of your space, delivering insights and alerts previously unimaginable.

Our Flexible Hardware: Adapting to Your Needs

Rythe offers a modular suite of sensor hubs, allowing for tailored deployments and a clear upgrade path, maximizing value and flexibility.

1. Rythe Fusion Module (RF & Acoustic)

- **Focus:** Adds advanced **Audio (Angle of Arrival) & RF (Angle of Arrival)** sensing.
- **Value:** Instantly upgrades *existing* video cameras by integrating sound and invisible RF data, providing powerful multi-dimensional insights without replacing current infrastructure.
- **Estimated BOM Cost: $100 - $250 per unit**

2. Rythe Smart Sensor Hub (All-in-One)

- **Focus:** Integrated high-definition (1080p-4K) video with low-light capability, Audio (AoA), and RF (AoA) sensing.
- **Value:** Our flagship device, offering the highest precision, optimal performance, and streamlined deployment for full multi-dimensional intelligence.
- **Estimated BOM Cost: $200 - $500+ per unit**

3. Rythe RF Privacy Module

- **Focus:** Invisible **RF sensing only** (no cameras or microphones), with Angle of Arrival (AoA) for precise localization.
- **Value:** Unlocks intelligence in highly **privacy-sensitive areas** (e.g., meeting rooms, R&D labs) by detecting devices, density, and flow without visual or audio recording.
- **Estimated BOM Cost: $50 - $150 per unit**

(Estimated BOM Costs provided for volume production, excluding NRE & assembly.)

Business Model

Hybrid Revenue Approach: Combining upfront hardware sales with high-margin recurring software subscriptions.

Hardware Sales:

- **Smart Sensor Hubs:** Strategic sale of our advanced devices.
- **Stream-Only Hubs:** Lower-cost option for specific deployments.

Software-as-a-Service (SaaS) Subscriptions:

- Tiered plans based on features, data retention, analytics depth, and number of devices/users.
- Provides predictable, scalable recurring revenue for continuous innovation and support.

Professional Services:

- Installation, custom integration, consulting, and advanced analytics support for enterprise clients.

Future Revenue Streams: Potential for anonymized data licensing and specialized solutions for high-value applications.

Competitive Landscape: Beyond Single-Sense Systems

Traditional Video Surveillance (Hikvision, Dahua, Axis): Excellent cameras, but lack integrated audio/RF fusion for true context.

Niche RF/Drone Detection (Bastille, Dedrone): Specialized in RF, but not a unified, multi-modal spatial intelligence platform.

Integrated Security Providers (Johnson Controls, Securitas): Integrate *systems*, but not raw *sensor data* at the fundamental level for deep fusion.

Retail Analytics (Trax, ShopperTrak): Focus on visual data for customer flow, lack RF/audio depth for comprehensive insights or security fusion.

Rythe's Differentiation: No competitor offers the integrated, intelligent fusion of **video + audio + RF** in a single, accessible system for both pervasive security and deep operational analytics. We bridge the gap between fragmented security and siloed business intelligence.